SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 17, 1999
(To Prospectus dated May 17, 1999)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 1999-12
                                     Issuer

                                 --------------


         The Class PO Certificates

         o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated September 17, 1999, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,889,260.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 180 Mortgage Loans having an aggregate Stated Principal Balance of approximately $57,921,743.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                     As of
                                                               September 1, 2002
Total Number of Mortgage Loans................................        180
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days...........................................       3.33%
         60-90 days...........................................       1.67%
         91 days or more (excluding pending foreclosures).....       1.11%
                                                                     -----
         Total Delinquencies..................................       6.11%
                                                                     =====
Foreclosures Pending..........................................       1.11%
                                                                     -----
Total Delinquencies and foreclosures pending..................       7.22%
                                                                     =====

-------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                         At           At
                                                                 At February 28(29),                December 31,    June 30,
                                            ------------------------------------------------------  ------------  ------------
                                                1998          1999          2000          2001          2001          2002
                                            ------------  ------------  ------------  ------------  ------------  ------------
   Delinquent Mortgage Loans and
      Pending Foreclosures at Period End
        30-59 days........................         1.08%         1.03%         1.36%         1.61%         1.89%         1.85%
        60-89 days........................         0.16          0.18          0.22          0.28          0.39          0.40
        90 days or more (excluding
           pending foreclosures)..........         0.16          0.12          0.16          0.14          0.23          0.28
                                            ------------  ------------  ------------  ------------  ------------  ------------
            Total of delinquencies                 1.40%         1.32%         1.75%         2.03%         2.51%         2.53%
                                            ============  ============  ============  ============  ============  ============
   Foreclosures pending...................         0.17%         0.14%         0.16%         0.27%         0.31%         0.28%
                                            ============  ============  ============  ============  ============  ============

   Total delinquencies and foreclosures
       pending............................         1.57%         1.46%         1.91%         2.30%         2.82%         2.81%
                                            ============  ============  ============  ============  ============  ============

   Net Gains/(Losses) on liquidated
       loans(1)...........................  $(2,662,000)  $(2,882,524)  $(3,076,240)  $(2,988,604)  $(5,677,141)  $(3,054,092)
   Percentage of Net Gains/(Losses) on
       liquidated loans(1)(2).............      (0.024)%      (0.018)%      (0.017)%      (0.014)%      (0.022)%      (0.010)%
   Percentage of Net Gains/(Losses) on
       liquidated loans (based on average
       outstanding principal balance)(1)..      (0.027)%      (0.021)%      (0.017)%      (0.015)%      (0.023)%      (0.011)%

------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,889,260 evidencing a beneficial ownership interest of approximately 3.26% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $45,996,855 and evidenced in the aggregate a beneficial ownership interest of approximately 79.41% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $11,924,743, and evidenced in the aggregate a beneficial ownership interest of approximately 20.59% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as
Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,889,260 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                  The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 88.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                         Percentage of SPA
                         ---------------------------------------------------
    Class                 0%        100%        225%        350%        500%
    -----                ----       ----        ----        ----        ----
    Class PO...........  0.7%       1.3%        2.3%        3.4%        5.1%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                       Class PO
                                                  Percentage of SPA
                                     -------------------------------------------
          Distribution Date           0%      100%      225%      350%      500%
          -----------------          ---      ----      ----      ----      ----
Initial Percent                      100       100      100       100        100
October 30, 2002                      56       56        55        55        55
October 25, 2003                      55       52        47        43        38
October 25, 2004                      55       48        40        33        26
October 25, 2005                      54       44        34        26        18
October 25, 2006                      53       41        29        20        12
October 25, 2007                      52       38        25        16         8
October 25, 2008                      50       35        21        12         6
October 25, 2009                      49       32        18        9          4
October 25, 2010                      48       29        15        7          3
October 25, 2011                      47       27        12        5          2
October 25, 2012                      45       24        10        4          1
October 25, 2013                      43       22        9         3          1
October 25, 2014                      42       20        7         2          1
October 25, 2015                      40       18        6         2          0
October 25, 2016                      38       16        5         1          0
October 25, 2017                      36       14        4         1          0
October 25, 2018                      34       12        3         1          0
October 25, 2019                      31       11        3         1          0
October 25, 2020                      29        9        2         0          0
October 25, 2021                      26        8        2         0          0
October 25, 2022                      23        7        1         0          0
October 25, 2023                      21        6        1         0          0
October 25, 2024                      17        4        1         0          0
October 25, 2025                      14        3        0         0          0
October 25, 2026                      11        2        0         0          0
October 25, 2027                      7         1        0         0          0
October 25, 2028                      3         1        0         0          0
October 25, 2029                      0         0        0         0          0
Weighted Average Life (years) **   16.93     9.89      5.86      3.93      2.70

----------
 * Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,787,533 and $100,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

     o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

     o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

                  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1999-12

                Current Mortgage Rates of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
              Current                  Number of Mortgage     Aggregate Principal Balance     Percent of Mortgage
         Mortgage Rate (%)                    Loans                 Outstanding ($)                 Pool (%)
------------------------------------------------------------------------------------------------------------------
               6.500                             4                     1,779,225.49                    3.07
               6.625                             2                       563,885.11                    0.97
               6.750                             5                     1,882,899.03                    3.25
               6.875                             9                     2,558,062.62                    4.42
               7.000                             8                     2,912,250.10                    5.03
               7.125                             4                       911,805.90                    1.57
               7.250                            11                     2,889,138.48                    4.99
               7.375                            14                     4,406,350.23                    7.61
               7.500                            12                     3,757,404.54                    6.49
               7.625                             8                     2,041,153.16                    3.52
               7.750                            18                     5,898,991.66                   10.18
               7.875                            15                     4,870,211.48                    8.41
               8.000                            12                     3,707,299.72                    6.40
               8.125                             9                     2,573,247.39                    4.44
               8.250                             6                     2,108,145.99                    3.64
               8.375                            13                     5,003,131.88                    8.64
               8.500                            12                     3,884,046.85                    6.71
               8.625                             8                     2,793,985.98                    4.82
               8.750                             1                       340,523.86                    0.59
               8.875                             5                     1,826,403.67                    3.15
               9.000                             2                       616,496.45                    1.06
               9.250                             2                       597,083.86                    1.03
------------------------------------------------------------------------------------------------------------------
Total                                          180                    57,921,743.45                  100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.786% per annum.

                  Current Mortgage Loan Principal Balances (1)

-------------------------------------------------------------------------------------------------------------------
          Current Mortgage             Number of Mortgage     Aggregate Principal Balance    Percent of Mortgage
          Loan Balance ($)                    Loans                 Outstanding ($)               Pool (%)
-------------------------------------------------------------------------------------------------------------------
     50,000.01 to 100,000.00                     4                     327,720.08                  0.57
    100,000.01 to 150,000.00                     4                     484,927.73                  0.84
    150,000.01 to 200,000.00                     5                     898,827.82                  1.55
    200,000.01 to 250,000.00                    18                   4,326,076.06                  7.47
    250,000.01 to 300,000.00                    66                  18,044,900.60                 31.15
    300,000.01 to 350,000.00                    39                  12,642,413.29                 21.83
    350,000.01 to 400,000.00                    18                   6,756,746.74                 11.67
    400,000.01 to 450,000.00                     9                   3,756,406.57                  6.49
    450,000.01 to 500,000.00                     4                   1,915,100.52                  3.31
    500,000.01 to 550,000.00                     4                   2,063,695.05                  3.56
    550,000.01 to 600,000.00                     2                   1,140,793.30                  1.97
    600,000.01 to 650,000.00                     3                   1,895,707.85                  3.27
    650,000.01 to 700,000.00                     1                     691,406.90                  1.19
  750,000.01 to 1,000,000.00                     2                   1,583,254.31                  2.73
1,000,000.01 to 1,500,000.00                     1                   1,393,766.63                  2.41
-------------------------------------------------------------------------------------------------------------------
Total                                          180                  57,921,743.45                100.00
===================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $321,788.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

------------------------------------------------------------------------------------------------------------------
   Original Loan-to-Value Ratios       Number of Mortgage   Aggregate Principal Balance    Percent of Mortgage
               (%)                             Loans               Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                    3                     723,485.70                   1.25
50.01 to 55.00                                   5                   1,506,952.30                   2.60
55.01 to 60.00                                   1                     629,648.45                   1.09
60.01 to 65.00                                  14                   5,676,320.23                   9.80
65.01 to 70.00                                  16                   5,127,769.91                   8.85
70.01 to 75.00                                  39                  13,541,726.21                  23.38
75.01 to 80.00                                  81                  25,039,748.31                  43.23
80.01 to 85.00                                   5                   1,381,399.25                   2.38
85.01 to 90.00                                  10                   2,819,729.64                   4.87
90.01 to 95.00                                   6                   1,474,963.45                   2.55
------------------------------------------------------------------------------------------------------------------
Total                                          180                  57,921,743.45                 100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 75.19%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-------------------------------------------------------------------------------------------------------------------
    State Distribution of Mortgaged      Number of Mortgage   Aggregate Principal Balance    Percent of Mortgage
              Properties                       Loans                Outstanding ($)               Pool (%)
-------------------------------------------------------------------------------------------------------------------
California                                      63                  21,358,977.36                  36.88
Colorado                                         5                   1,341,085.09                   2.32
Florida                                          4                   1,293,877.73                   2.23
Illinois                                         4                   1,232,037.84                   2.13
Maryland                                         9                   2,927,775.38                   5.05
Massachusetts                                    6                   1,806,314.67                   3.12
Michigan                                         6                   1,773,586.19                   3.06
New Jersey                                       6                   2,061,416.20                   3.56
New York                                        10                   4,369,112.72                   7.54
North Carolina                                   4                   1,206,048.10                   2.08
Texas                                           20                   5,495,767.24                   9.49
Virginia                                         4                   1,439,949.24                   2.49
Other (less than 2%)                            39                  11,615,795.69                  20.05
-------------------------------------------------------------------------------------------------------------------
Total                                          180                  57,921,743.45                 100.00
===================================================================================================================

(1) "Other" includes 21 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 2.41% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                  Documentation Programs for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                      Number of Mortgage     Aggregate Principal Balance    Percent of Mortgage
          Type of Program                    Loans                 Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------------------------------
Full                                             81                 24,108,282.45                  41.62
Alternative                                      57                 19,225,316.83                  33.19
Reduced                                          40                 13,903,723.72                  24.00
No Income/No Asset                                1                    383,342.87                   0.66
Streamlined                                       1                    301,077.58                   0.52
------------------------------------------------------------------------------------------------------------------
Total                                           180                 57,921,743.45                 100.00
==================================================================================================================

                          Types of Mortgaged Properties

------------------------------------------------------------------------------------------------------------------
                                        Number of Mortgage   Aggregate Principal Balance    Percent of Mortgage
            Property Type                     Loans                Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                        128                  41,623,856.19                  71.86
Planned Unit Development                        43                  13,535,793.10                  23.37
Low-rise Condominium                             5                   1,439,820.37                   2.49
2-4 Family Residence                             2                     656,155.61                   1.13
Manufactured Housing (1)                         1                     379,392.65                   0.66
High-rise Condominium                            1                     286,725.53                   0.50
------------------------------------------------------------------------------------------------------------------
Total                                          180                  57,921,743.45                 100.00
==================================================================================================================

(1) Treated as real property.

                         Purposes of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                      Number of Mortgage     Aggregate Principal Balance    Percent of Mortgage
           Loan Purpose                      Loans                 Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                        123                 39,089,598.51                   67.49
Refinance (rate/term)                            33                 10,595,238.26                   18.29
Refinance (cash-out)                             24                  8,236,906.68                   14.22
------------------------------------------------------------------------------------------------------------------
Total                                           180                 57,921,743.45                  100.00
==================================================================================================================

                    Occupancy Types of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
          Occupancy Type              Number of Mortgage     Aggregate Principal Balance    Percent of Mortgage
                                             Loans                 Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                                  172                 55,531,589.69                   95.87
Secondary Residence                               5                  1,539,972.18                    2.66
Investment                                        3                    850,181.58                    1.47
------------------------------------------------------------------------------------------------------------------
Total                                           180                 57,921,743.45                  100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagor at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
                                      Number of Mortgage     Aggregate Principal Balance    Percent of Mortgage
Remaining Term to Maturity (months)          Loans                 Outstanding ($)               Pool (%)
------------------------------------------------------------------------------------------------------------------
                203                             1                        301,077.58                 0.52
                204                             1                        293,694.35                 0.51
                263                             1                        102,011.20                 0.18
                267                             1                         67,671.35                 0.12
                285                             1                        183,937.94                 0.32
                321                             1                        336,393.94                 0.58
                322                             9                      2,242,905.73                 3.87
                323                            18                      5,566,853.75                 9.61
                324                            41                     12,263,742.20                21.17
                325                            99                     34,404,686.96                59.40
                326                             7                      2,158,768.45                 3.73
------------------------------------------------------------------------------------------------------------------
Total                                         180                     57,921,743.45               100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 323 months.

                                                                       EXHIBIT 2

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

                 Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------
                                   Certificate                           Pass
                    Class            Rate              Beginning       Through           Principal       Interest        Total
Class     Cusip   Description        Type               Balance         Rate (%)        Distribution   Distribution   Distribution
-----------------------------------------------------------------------------------------------------------------------------------
 A1     12669BHC9   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A2     12669BHD7   Senior         Fix-30/360                  0.00    7.750000               0.00           0.00             0.00
 A3     12669BHE5   Senior         Fix-30/360                  0.00    7.250000               0.00           0.00             0.00
 A4     12669BHF2   Senior         Fix-30/360         25,313,000.00    7.500000       4,202,000.00     158,206.25     4,360,206.25
 A5     12669BHG0   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A6     12669BHH8   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A7     12669BHJ4   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A8     12669BHK1   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A9     12669BHL9   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A10    12669BHM7   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A11    12669BHN5   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A12    12669BHP0   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A13    12669BHQ8   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A14    12669BHR6   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A15    12669BHS4   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A16    12669BHT2   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A17    12669BHU9   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A18    12669BHV7   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A19    12669BHW5   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A20    12669BHX3   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A21    12669BHY1   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A22    12669BHZ8   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A23    12669BJA1   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A24    12669BJB9   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A25    12669BJC7   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A26    12669BJD5   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A27    12669BJE3   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A28    12669BJF0   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A29    12669BJG8   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A30    12669BJH6   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A31    12669BJJ2   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A32    12669BJK9   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A33    12669BJL7   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A34    12669BJM5   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A35    12669BJZ6   Senior         Fix-30/360                  0.00    7.500000               0.00           0.00             0.00
 A36    12669BJN3   Strip PO       Fix-30/360            202,507.17    0.000000          33,618.97           0.00        33,618.97
 A37    12669BJP8   Senior         Fix-30/360         22,849,310.35    7.500000          21,603.31     142,808.19       164,411.50
 PO     12669BJQ6   Strip PO       Fix-30/360          1,969,677.15    0.000000          80,416.80           0.00        80,416.80
 X      12669BJR4   Strip IO       Fix-30/360         30,357,625.75    0.551711               0.00      13,957.19        13,957.19
 AR     12669BJS2   Senior         Fix-30/360                  0.00    7.500000               0.00           2.87             2.87
-----------------------------------------------------------------------------------------------------------------------------------
 M      12669BJT0   Junior         Fix-30/360          5,916,713.12    7.500000           5,594.07      36,979.46        42,573.53
 B1     12669BJU7   Junior         Fix-30/360          2,656,483.30    7.500000           2,511.62      16,603.02        19,114.64
 B2     12669BJV5   Junior         Fix-30/360          1,207,492.06    7.500000           1,141.65       7,546.83         8,688.47
 B3     12669BJW3   Junior         Fix-30/360          1,086,742.95    7.500000           1,027.48       6,792.14         7,819.63
 B4     12669BJX1   Junior         Fix-30/360            482,997.40    7.500000             456.66       3,018.73         3,475.39
 B5     12669BJY9   Junior         Fix-30/360            699,878.73    7.500000             661.71       4,374.24         5,035.96
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                62,384,802.23                   4,349,032.27     390,288.92     4,739,321.20
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------
            Current                           Cumulative
            Realized        Ending             Realized
Class        Losses         Balance             Losses
---------------------------------------------------------
 A1           0.00                0.00           0.00
 A2           0.00                0.00           0.00
 A3           0.00                0.00           0.00
 A4           0.00       21,111,000.00           0.00
 A5           0.00                0.00           0.00
 A6           0.00                0.00           0.00
 A7           0.00                0.00           0.00
 A8           0.00                0.00           0.00
 A9           0.00                0.00           0.00
 A10          0.00                0.00           0.00
 A11          0.00                0.00           0.00
 A12          0.00                0.00           0.00
 A13          0.00                0.00           0.00
 A14          0.00                0.00           0.00
 A15          0.00                0.00           0.00
 A16          0.00                0.00           0.00
 A17          0.00                0.00           0.00
 A18          0.00                0.00           0.00
 A19          0.00                0.00           0.00
 A20          0.00                0.00           0.00
 A21          0.00                0.00           0.00
 A22          0.00                0.00           0.00
 A23          0.00                0.00           0.00
 A24          0.00                0.00           0.00
 A25          0.00                0.00           0.00
 A26          0.00                0.00           0.00
 A27          0.00                0.00           0.00
 A28          0.00                0.00           0.00
 A29          0.00                0.00           0.00
 A30          0.00                0.00           0.00
 A31          0.00                0.00           0.00
 A32          0.00                0.00           0.00
 A33          0.00                0.00           0.00
 A34          0.00                0.00           0.00
 A35          0.00                0.00           0.00
 A36          0.00          168,888.19           0.00
 A37          0.00       22,827,707.04           0.00
 PO           0.00        1,889,260.35           0.00
 X            0.00       28,320,577.13           0.00
 AR           0.00                0.00           0.00
---------------------------------------------------------
 M            0.00        5,911,119.05           0.00
 B1           0.00        2,653,971.68           0.00
 B2           0.00        1,206,350.41           0.00
 B3           0.00        1,085,715.47           0.00
 B4           0.00          482,540.74           0.00
 B5     114,170.55          585,046.46     139,212.15
---------------------------------------------------------
Totals  114,170.55       57,921,599.39     139,212.15
---------------------------------------------------------

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                            Original          Beginning        Scheduled                   Unscheduled            Net
                          Certificate       Certificate        Principal     Accretion      Principal           Principal
  Class     Cusip           Balance           Balance         Distribution   Principal     Adjustments         Distribution
------------------------------------------------------------------------------------------------------------------------------
  A1      12669BHC9       131,729,800.00            0.00              0.00     0.00            0.00                     0.00
  A2      12669BHD7        10,000,000.00            0.00              0.00     0.00            0.00                     0.00
  A3      12669BHE5        10,000,000.00            0.00              0.00     0.00            0.00                     0.00
  A4      12669BHF2        39,000,000.00   25,313,000.00      4,202,000.00     0.00            0.00             4,202,000.00
  A5      12669BHG0           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A6      12669BHH8           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A7      12669BHJ4           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A8      12669BHK1           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A9      12669BHL9           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A10     12669BHM7           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A11     12669BHN5           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A12     12669BHP0           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A13     12669BHQ8           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A14     12669BHR6           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A15     12669BHS4         5,000,000.00            0.00              0.00     0.00            0.00                     0.00
  A16     12669BHT2           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A17     12669BHU9           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A18     12669BHV7           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A19     12669BHW5           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A20     12669BHX3           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A21     12669BHY1           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A22     12669BHZ8           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A23     12669BJA1           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A24     12669BJB9           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A25     12669BJC7           500,000.00            0.00              0.00     0.00            0.00                     0.00
  A26     12669BJD5           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A27     12669BJE3           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A28     12669BJF0           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A29     12669BJG8           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A30     12669BJH6           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A31     12669BJJ2           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A32     12669BJK9           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A33     12669BJL7           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A34     12669BJM5           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A35     12669BJZ6           400,000.00            0.00              0.00     0.00            0.00                     0.00
  A36     12669BJN3           312,000.00      202,507.17         33,618.97     0.00            0.00                33,618.97
  A37     12669BJP8        23,500,000.00   22,849,310.35         21,603.31     0.00            0.00                21,603.31
  PO      12669BJQ6         3,359,794.12    1,969,677.15         80,416.80     0.00            0.00                80,416.80
  X       12669BJR4       175,686,891.86   30,357,625.75              0.00     0.00            0.00                     0.00
  AR      12669BJS2               100.00            0.00              0.00     0.00            0.00                     0.00
------------------------------------------------------------------------------------------------------------------------------
  M       12669BJT0         6,109,572.00    5,916,713.12          5,594.07     0.00            0.00                 5,594.07
  B1      12669BJU7         2,743,073.00    2,656,483.30          2,511.62     0.00            0.00                 2,511.62
  B2      12669BJV5         1,246,851.00    1,207,492.06          1,141.65     0.00            0.00                 1,141.65
  B3      12669BJW3         1,122,166.00    1,086,742.95          1,027.48     0.00            0.00                 1,027.48
  B4      12669BJX1           498,741.00      482,997.40            456.66     0.00            0.00                   456.66
  B5      12669BJY9           748,177.88      699,878.73            661.71     0.00            0.00                   661.71
------------------------------------------------------------------------------------------------------------------------------
Totals                    249,370,275.00   62,384,802.23      4,349,032.27     0.00            0.00             4,349,032.27
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------
              Current        Ending         Ending
              Realized     Certificate    Certificate
  Class        Losses        Balance        Factor
------------------------------------------------------
  A1            0.00               0.00  0.00000000000
  A2            0.00               0.00  0.00000000000
  A3            0.00               0.00  0.00000000000
  A4            0.00      21,111,000.00  0.54130769231
  A5            0.00               0.00  0.00000000000
  A6            0.00               0.00  0.00000000000
  A7            0.00               0.00  0.00000000000
  A8            0.00               0.00  0.00000000000
  A9            0.00               0.00  0.00000000000
  A10           0.00               0.00  0.00000000000
  A11           0.00               0.00  0.00000000000
  A12           0.00               0.00  0.00000000000
  A13           0.00               0.00  0.00000000000
  A14           0.00               0.00  0.00000000000
  A15           0.00               0.00  0.00000000000
  A16           0.00               0.00  0.00000000000
  A17           0.00               0.00  0.00000000000
  A18           0.00               0.00  0.00000000000
  A19           0.00               0.00  0.00000000000
  A20           0.00               0.00  0.00000000000
  A21           0.00               0.00  0.00000000000
  A22           0.00               0.00  0.00000000000
  A23           0.00               0.00  0.00000000000
  A24           0.00               0.00  0.00000000000
  A25           0.00               0.00  0.00000000000
  A26           0.00               0.00  0.00000000000
  A27           0.00               0.00  0.00000000000
  A28           0.00               0.00  0.00000000000
  A29           0.00               0.00  0.00000000000
  A30           0.00               0.00  0.00000000000
  A31           0.00               0.00  0.00000000000
  A32           0.00               0.00  0.00000000000
  A33           0.00               0.00  0.00000000000
  A34           0.00               0.00  0.00000000000
  A35           0.00               0.00  0.00000000000
  A36           0.00         168,888.19  0.54130831407
  A37           0.00      22,827,707.04  0.97139178879
  PO            0.00       1,889,260.35  0.56231432162
  X             0.00      28,320,577.13  0.16119914713
  AR            0.00               0.00  0.00000000000
------------------------------------------------------
  M             0.00       5,911,119.05  0.96751769995
  B1            0.00       2,653,971.68  0.96751769857
  B2            0.00       1,206,350.41  0.96751770079
  B3            0.00       1,085,715.47  0.96751770275
  B4            0.00         482,540.74  0.96751769738
  B5      114,170.55         585,046.46  0.78196172144
------------------------------------------------------
Totals    114,170.55      57,921,599.39
------------------------------------------------------

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

                          Interest Distribution Detail

-------------------------------------------------------------------------------------------------------------------------------
               Beginning         Pass                Accrued      Cumulative                        Total         Net
              Certificate       Through              Optimal        Unpaid        Deferred        Interest      Prepayment
 Class          Balance         Rate (%)             Interest      Interest       Interest           Due       Int Shortfall
-------------------------------------------------------------------------------------------------------------------------------
 A1                   0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A2                   0.00     7.750000                   0.00       0.00            0.00               0.00       0.00
 A3                   0.00     7.250000                   0.00       0.00            0.00               0.00       0.00
 A4          25,313,000.00     7.500000             158,206.25       0.00            0.00         158,206.25       0.00
 A5                   0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A6                   0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A7                   0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A8                   0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A9                   0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A10                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A11                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A12                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A13                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A14                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A15                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A16                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A17                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A18                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A19                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A20                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A21                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A22                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A23                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A24                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A25                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A26                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A27                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A28                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A29                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A30                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A31                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A32                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A33                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A34                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A35                  0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
 A36            202,507.17     0.000000                   0.00       0.00            0.00               0.00       0.00
 A37         22,849,310.35     7.500000             142,808.19       0.00            0.00         142,808.19       0.00
 PO           1,969,677.15     0.000000                   0.00       0.00            0.00               0.00       0.00
 X           30,357,625.75     0.551711              13,957.19       0.00            0.00          13,957.19       0.00
 AR                   0.00     7.500000                   0.00       0.00            0.00               0.00       0.00
-------------------------------------------------------------------------------------------------------------------------------
 M            5,916,713.12     7.500000              36,979.46       0.00            0.00          36,979.46       0.00
 B1           2,656,483.30     7.500000              16,603.02       0.00            0.00          16,603.02       0.00
 B2           1,207,492.06     7.500000               7,546.83       0.00            0.00           7,546.83       0.00
 B3           1,086,742.95     7.500000               6,792.14       0.00            0.00           6,792.14       0.00
 B4             482,997.40     7.500000               3,018.73       0.00            0.00           3,018.73       0.00
 B5             699,878.73     7.500000               4,374.24       0.00            0.00           4,374.24       0.00
-------------------------------------------------------------------------------------------------------------------------------
Totals       62,384,802.23                          390,286.05       0.00            0.00         390,286.05       0.00
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------
          Unscheduled
            Interest          Interest
 Class     Adjustment           Paid
---------------------------------------
 A1            0.00               0.00
 A2            0.00               0.00
 A3            0.00               0.00
 A4            0.00         158,206.25
 A5            0.00               0.00
 A6            0.00               0.00
 A7            0.00               0.00
 A8            0.00               0.00
 A9            0.00               0.00
 A10           0.00               0.00
 A11           0.00               0.00
 A12           0.00               0.00
 A13           0.00               0.00
 A14           0.00               0.00
 A15           0.00               0.00
 A16           0.00               0.00
 A17           0.00               0.00
 A18           0.00               0.00
 A19           0.00               0.00
 A20           0.00               0.00
 A21           0.00               0.00
 A22           0.00               0.00
 A23           0.00               0.00
 A24           0.00               0.00
 A25           0.00               0.00
 A26           0.00               0.00
 A27           0.00               0.00
 A28           0.00               0.00
 A29           0.00               0.00
 A30           0.00               0.00
 A31           0.00               0.00
 A32           0.00               0.00
 A33           0.00               0.00
 A34           0.00               0.00
 A35           0.00               0.00
 A36           0.00               0.00
 A37           0.00         142,808.19
 PO            0.00               0.00
 X             0.00          13,957.19
 AR            0.00               2.87
---------------------------------------
 M             0.00          36,979.46
 B1            0.00          16,603.02
 B2            0.00           7,546.83
 B3            0.00           6,792.14
 B4            0.00           3,018.73
 B5            0.00           4,374.24
---------------------------------------
Totals         0.00         390,288.92
---------------------------------------

          THE                                         Distribution Date: 9/25/02
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

                           Current Payment Information
                               Factors per $1,000

--------------------------------------------------------------------------------------------------------------------------------
                                          Original               Beginning Cert.
                                         Certificate               Notional                Principal               Interest
Class          Cusip                       Balance                  Balance               Distribution            Distribution
--------------------------------------------------------------------------------------------------------------------------------
A1           12669BHC9                  131,729,800.00             0.000000000             0.000000000            0.000000000
A2           12669BHD7                   10,000,000.00             0.000000000             0.000000000            0.000000000
A3           12669BHE5                   10,000,000.00             0.000000000             0.000000000            0.000000000
A4           12669BHF2                   39,000,000.00           649.051282051           107.743589744            4.056570513
A5           12669BHG0                      500,000.00             0.000000000             0.000000000            0.000000000
A6           12669BHH8                      500,000.00             0.000000000             0.000000000            0.000000000
A7           12669BHJ4                      500,000.00             0.000000000             0.000000000            0.000000000
A8           12669BHK1                      500,000.00             0.000000000             0.000000000            0.000000000
A9           12669BHL9                      500,000.00             0.000000000             0.000000000            0.000000000
A10          12669BHM7                      500,000.00             0.000000000             0.000000000            0.000000000
A11          12669BHN5                      500,000.00             0.000000000             0.000000000            0.000000000
A12          12669BHP0                      500,000.00             0.000000000             0.000000000            0.000000000
A13          12669BHQ8                      500,000.00             0.000000000             0.000000000            0.000000000
A14          12669BHR6                      500,000.00             0.000000000             0.000000000            0.000000000
A15          12669BHS4                    5,000,000.00             0.000000000             0.000000000            0.000000000
A16          12669BHT2                      500,000.00             0.000000000             0.000000000            0.000000000
A17          12669BHU9                      500,000.00             0.000000000             0.000000000            0.000000000
A18          12669BHV7                      500,000.00             0.000000000             0.000000000            0.000000000
A19          12669BHW5                      500,000.00             0.000000000             0.000000000            0.000000000
A20          12669BHX3                      500,000.00             0.000000000             0.000000000            0.000000000
A21          12669BHY1                      500,000.00             0.000000000             0.000000000            0.000000000
A22          12669BHZ8                      500,000.00             0.000000000             0.000000000            0.000000000
A23          12669BJA1                      500,000.00             0.000000000             0.000000000            0.000000000
A24          12669BJB9                      500,000.00             0.000000000             0.000000000            0.000000000
A25          12669BJC7                      500,000.00             0.000000000             0.000000000            0.000000000
A26          12669BJD5                      400,000.00             0.000000000             0.000000000            0.000000000
A27          12669BJE3                      400,000.00             0.000000000             0.000000000            0.000000000
A28          12669BJF0                      400,000.00             0.000000000             0.000000000            0.000000000
A29          12669BJG8                      400,000.00             0.000000000             0.000000000            0.000000000
A30          12669BJH6                      400,000.00             0.000000000             0.000000000            0.000000000
A31          12669BJJ2                      400,000.00             0.000000000             0.000000000            0.000000000
A32          12669BJK9                      400,000.00             0.000000000             0.000000000            0.000000000
A33          12669BJL7                      400,000.00             0.000000000             0.000000000            0.000000000
A34          12669BJM5                      400,000.00             0.000000000             0.000000000            0.000000000
A35          12669BJZ6                      400,000.00             0.000000000             0.000000000            0.000000000
A36          12669BJN3                      312,000.00           649.061430228           107.753116159            0.000000000
A37          12669BJP8                   23,500,000.00           972.311078706             0.919289920            6.076944242
PO           12669BJQ6                    3,359,794.12           586.249358958            23.935037336            0.000000000
X            12669BJR4                  175,686,891.86           172.793914381             0.000000000            0.079443532
AR           12669BJS2                          100.00             0.000000000             0.000000000           28.723864674
--------------------------------------------------------------------------------------------------------------------------------
M            12669BJT0                    6,109,572.00           968.433323575             0.915623623            6.052708272
B1           12669BJU7                    2,743,073.00           968.433322195             0.915623622            6.052708264
B2           12669BJV5                    1,246,851.00           968.433324412             0.915623624            6.052708278
B3           12669BJW3                    1,122,166.00           968.433326372             0.915623626            6.052708290
B4           12669BJX1                      498,741.00           968.433321001             0.915623621            6.052708256
B5           12669BJY9                      748,177.88           935.444291115             0.884433518            5.846526819
--------------------------------------------------------------------------------------------------------------------------------
Totals                                  249,370,275.00           250.169360522            17.440058844            1.565098005
--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                 Ending Cert.          Pass
                   Notional          Through
Class              Balance           Rate (%)
---------------------------------------------
A1                 0.000000000       7.500000
A2                 0.000000000       7.750000
A3                 0.000000000       7.250000
A4               541.307692308       7.500000
A5                 0.000000000       7.500000
A6                 0.000000000       7.500000
A7                 0.000000000       7.500000
A8                 0.000000000       7.500000
A9                 0.000000000       7.500000
A10                0.000000000       7.500000
A11                0.000000000       7.500000
A12                0.000000000       7.500000
A13                0.000000000       7.500000
A14                0.000000000       7.500000
A15                0.000000000       7.500000
A16                0.000000000       7.500000
A17                0.000000000       7.500000
A18                0.000000000       7.500000
A19                0.000000000       7.500000
A20                0.000000000       7.500000
A21                0.000000000       7.500000
A22                0.000000000       7.500000
A23                0.000000000       7.500000
A24                0.000000000       7.500000
A25                0.000000000       7.500000
A26                0.000000000       7.500000
A27                0.000000000       7.500000
A28                0.000000000       7.500000
A29                0.000000000       7.500000
A30                0.000000000       7.500000
A31                0.000000000       7.500000
A32                0.000000000       7.500000
A33                0.000000000       7.500000
A34                0.000000000       7.500000
A35                0.000000000       7.500000
A36              541.308314069       0.000000
A37              971.391788786       7.500000
PO               562.314321622       0.000000
X                161.199147131       0.551711
AR                 0.000000000       7.500000
---------------------------------------------
M                967.517699952       7.500000
B1               967.517698573       7.500000
B2               967.517700788       7.500000
B3               967.517702746       7.500000
B4               967.517697380       7.500000
B5               781.961721443       7.500000
---------------------------------------------
Totals           232.271466156
---------------------------------------------

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

Pool Level Data

Distribution Date                                                                                                        9/25/02
Cut-off Date                                                                                                             9/ 1/99
Determination Date                                                                                                       9/ 1/02
Accrual Period 30/360                      Begin                                                                         8/ 1/02
                                           End                                                                           9/ 1/02
Number of Days in 30/360 Accrual Period                                                                                       30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------

Cut-Off Date Balance                                                                                                        0.00

Beginning Aggregate Pool Stated Principal Balance                                                                  62,385,252.10
Ending Aggregate Pool Stated Principal Balance                                                                     57,921,743.45

Beginning Aggregate Certificate Stated Principal Balance                                                           62,384,802.22
Ending Aggregate Certificate Stated Principal Balance                                                              57,921,599.40

Beginning Aggregate Loan Count                                                                                               195
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               15
Ending Aggregate Loan Count                                                                                                  180

Beginning Weighted Average Loan Rate (WAC)                                                                             7.796701%
Ending Weighted Average Loan Rate (WAC)                                                                                7.791457%

Beginning Net Weighted Average Loan Rate                                                                               7.531675%
Ending Net Weighted Average Loan Rate                                                                                  7.528944%

Weighted Average Maturity (WAM) (Months)                                                                                     322

Servicer Advances                                                                                                      29,810.00

Aggregate Pool Prepayment                                                                                           4,062,571.81
Pool Prepayment Rate                                                                                                 58.4976 CPR

--------------------------------------------------------------------------------
                                 Certificate Information
--------------------------------------------------------------------------------
Group 1
-------

Senior Percentage                                                                                                 80.0543029402%
Senior Prepayment Percentage                                                                                     100.0000000000%

Subordinate Percentage                                                                                            19.9456970598%
Subordinate Prepayment Percentage                                                                                  0.0000000000%

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

Certificate Account

Beginning Balance                                                                                                        0.00

Deposit
Payments of Interest and Principal                                                                               4,523,270.53
Liquidation Proceeds                                                                                               227,458.12
All Other Proceeds                                                                                                       0.00
Other Amounts                                                                                                            0.00
                                                                                                                 ------------
Total Deposits                                                                                                   4,750,728.65


Withdrawals
Reimbursement of Servicer Advances                                                                                       0.00
Payment of Master Servicer Fees                                                                                      9,522.70
Payment of Sub Servicer Fees                                                                                           313.28
Payment of Other Fees                                                                                                    0.00
Payment of Insurance Premium(s)                                                                                      1,265.65
Payment of Personal Mortgage Insurance                                                                                   0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                         0.00
Payment of Principal and Interest                                                                                4,739,321.20
                                                                                                                 ------------
Total Withdrawals                                                                                                4,750,422.83

Ending Balance                                                                                                       1,571.48


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                            3,474.23
Compensation for Gross PPIS from Servicing Fees                                                                      3,474.23
Other Gross PPIS Compensation                                                                                            0.00
                                                                                                                     --------
Total Net PPIS (Non-Supported PPIS)                                                                                      0.00


Master Servicing Fees Paid                                                                                           9,522.70
Sub Servicing Fees Paid                                                                                                313.28
Insurance Premium(s) Paid                                                                                            1,265.65
Personal Mortgage Insurance Fees Paid                                                                                    0.00
Other Fees Paid                                                                                                          0.00
                                                                                                                    ---------
Total Fees                                                                                                          11,101.63

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                            30-59 Days               60-89 Days             90+ Days             Totals
-----------                                            ----------               ----------             --------             ------

Scheduled Principal Balance                          1,938,624.18               827,054.61           510,778.75       3,276,457.54
Percentage of Total Pool Balance                        3.346971%                1.427883%            0.881843%          5.656697%
Number of Loans                                                 6                        3                    2                 11
Percentage of Total Loans                               3.333333%                1.666667%            1.111111%          6.111111%

Foreclosure
-----------

Scheduled Principal Balance                                                                                             509,143.04
Percentage of Total Pool Balance                                                                                         0.879019%
Number of Loans                                                                                                                  2
Percentage of Total Loans                                                                                                1.111111%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---

Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                 114,170.55
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                   135,466.66

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------


Protection                                                                                             Original            Current
----------                                                                                             --------            -------

Bankruptcy Loss                                                                                      100,000.00         100,000.00
Bankruptcy Percentage                                                                                 0.040101%          0.172647%
Credit/Fraud Loss                                                                                  4,987,406.00               0.00
Credit/Fraud Loss Percentage                                                                          2.000000%          0.000000%

          THE
        BANK OF
          NEW
          YORK

    101 Barclay St., 8W
    New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-12

Protection                                                                                             Original            Current
----------                                                                                             --------            -------

Special Hazard Loss                                                                                2,860,000.00       2,787,533.26
Special Hazard Loss Percentage                                                                        1.146889%          4.812585%

Credit Support                                                                                         Original            Current
--------------                                                                                         --------            -------

Class A                                                                                          236,901,694.12      45,996,855.58
Class A Percentage                                                                                   94.999973%         79.412268%

Class M                                                                                            6,109,572.00       5,911,119.05
Class M Percentage                                                                                    2.450000%         10.205380%

Class B1                                                                                           2,743,073.00       2,653,971.68
Class B1 Percentage                                                                                   1.100000%          4.582007%

Class B2                                                                                           1,246,851.00       1,206,350.41
Class B2 Percentage                                                                                   0.500000%          2.082730%

Class B3                                                                                           1,122,166.00       1,085,715.47
Class B3 Percentage                                                                                   0.450000%          1.874457%

Class B4                                                                                             498,741.00         482,540.74
Class B4 Percentage                                                                                   0.200000%          0.833093%

Class B5                                                                                             748,177.88         585,046.46
Class B5 Percentage                                                                                   0.300027%          1.010066%

--------------------------------------------------------------------------------
                            Reserve Fund Information
--------------------------------------------------------------------------------


Class A4 Rounding Account
-------------------------

Beginning Balance                                                                                                          550.12
Deposits                                                                                                                   305.83
Accrued Interest                                                                                                             0.00
Withdrawals                                                                                                                  0.00
Ending Balance                                                                                                             855.95

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

FSA INSURANCE                                                                                                             1,265.65